                                    CONTENTS


         CLAUSE                HEADING                                     PAGE
         ------                -------                                     ----

         1.                INTERPRETATION                                    1

         2.                THE FACILITIES                                    8

         3.                CONDITIONS PRECEDENT                              9

         4.                ADVANCES                                          10

         5.                REPAYMENT AND PREPAYMENT OF ADVANCES              12

         6.                INTEREST ON ADVANCES                              14

         7.                TERMS OF OVERDRAFT FACILITY                       15

         8.                UTILISATION OF OVERDRAFT FACILITY                 15

         9.                REPAYMENT OF OVERDRAFT                            16

         10.               INTEREST ON OVERDRAFT                             16

         11.               TOP-UP REQUIREMENTS                               17

         12.               COMPLIANCE WITH GOVERNMENTAL
                           RULES AND REGULATIONS                             18

         13.               TAXES                                             18

         14.               CHANGES IN CIRCUMSTANCES                          19

         15.               PAYMENTS                                          21

         16.               REPRESENTATIONS AND WARRANTIES                    22

         17                INFORMATION                                       24

         18.               UNDERTAKINGS                                      26

         19.               EVENTS OF DEFAULT                                 30

         20.               DEFAULT INTEREST                                  34

         21.               INDEMNITIES                                       34

         22.               SET-OFF                                           36

         23.               EXPENSES AND STAMP DUTY                           36

         24.               CALCULATIONS AND EVIDENCE                         37

         25.               ASSIGNMENT                                        37


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         CLAUSE                HEADING                                     PAGE
         ------                -------                                     ----

         26.               REMEDIES, WAIVERS, AMENDMENTS                     37
                           AND CONSENTS

         27.               COMMUNICATIONS                                    38

         28.               PARTIAL INVALIDITY                                38

         29.               GOVERNING LAW                                     38

                           SCHEDULE 1
                           CONDITIONS PRECEDENT                              39

                           SCHEDULE 2
                           FORM OF REQUEST FOR "A" ADVANCE                   42

                           SCHEDULE 3
                           FORM OF REQUEST FOR "B" ADVANCE                   43

                           SCHEDULE 4
                           FORM OF REQUEST FOR "C" ADVANCE                   44

                           APPENDIX A
                           FORM OF ASSIGNMENT OF AGREEMENT
                           FOR LEASE                                         45

                           APPENDIX B
                           FORM OF MORTGAGE                                  46

                           APPENDIX C
                           FORM OF DEBENTURE                                 47

                           APPENDIX D
                           FORM OF LETTER OF AWARENESS                       48

                           APPENDIX E
                           FORM OF SUBORDINATION DEED                        49

                           APPENDIX F
                           FORM OF EQUIPMENT                                 50

         THIS AGREEMENT is made on  August   , 2000 BETWEEN:-

(1)      INTERNATIONAL SEMICONDUCTOR PRODUCTS PTE LTD (the "Borrower"); and

(2)      KEPPEL TATLEE BANK LIMITED (the "Bank").

         WHEREAS, at the request of the Borrower, the Bank has agreed to grant to the Borrower (1) a $2,500,000 term loan facility under which the Bank will make to the Borrower "A" Advances (as defined below), (2) a $3,800,000 term loan facility under which the Bank will make to the Borrower "B" Advances (as defined below), (3) a $2,800,000 term loan facility under which the Bank will make to the Borrower "C" Advances (as defined below), and (4) a $2,850,000 overdraft facility under which the Bank will allow the Borrower to make Drawings (as defined below) on the Overdraft Account (as defined below), upon the terms and subject to the conditions of this Agreement.

         IT IS AGREED as follows:-

1.       INTERPRETATION

(A) Definitions: In this Agreement, except where the context otherwise requires:-

         ""A" Advance" means an advance made or to be made by the Bank to the Borrower under the "A" Term Loan Facility or, as the case may be, the outstanding principal amount of any such advance;

         ""A" Advances Repayment Dates" means the date falling on the first day of the month following the date of full disbursement of "A" Advances to DBS Bank, and each month from that date falling on or before the "A" Final Repayment Date;

         ""A" Commitment" means, subject as provided in this Agreement, the commitment of the Bank to make to the Borrower "A" Advances of up to an aggregate principal amount of $2,500,000;

         ""A" Commitment Termination Date" means the date on which the "A" Term Loan Facility is cancelled in full in accordance with this Agreement;

         ""A" Final Repayment Date" means the date falling 119 months from the first day of the month following the date of the full disbursement of "A" Advances to DBS Bank;

         ""A" Outstandings" means, at any particular time, the aggregate principal amount of all (if any) "A" Advances outstanding at that time;

         ""A" Term Loan Facility" means the term loan facility granted by the Bank to the Borrower under Clause 2(A);

         "Advances" means the "A" Advances, the "B" Advances and the "C" Advances; "Agreement for Lease" means the agreement dated 10th January, 1997 made between (1) the Lessor and (2) the Borrower relating to the grant by the Lessor of a lease of the Property to the Borrower (and any reference in this Agreement to the Agreement for Lease includes the Agreement for Lease as amended, modified or supplemented from time to time, and any document which amends, modifies or supplements the Agreement for Lease);

         "Assignment of Agreement For Lease" means an assignment of the rights, title and interest of the Borrower in and to, inter alia, the Agreement for Lease between (1) the Borrower and (2) the Bank, substantially in the form of Appendix A (or in such other form as may be approved by the Bank);

         "Available "A" Commitment" means the amount of the "A" Commitment less
         (1) that part of the "A" Commitment (if any) which has been cancelled in accordance with


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2



         this Agreement and (2) the "A" Outstandings;

         "Available "B" Commitment" means the amount of the "B" Commitment less
         (1) that part of the "B" Commitment (if any) which has been cancelled in accordance with this Agreement and (2) the "B" Outstandings;

         "Available "C" Commitment" means the amount of the "C" Commitment less
         (1) that part of the "C" Commitment (if any) which has been cancelled in accordance with this Agreement and (2) the "C" Outstandings;

         ""B" Advance" means an advance made or to be made by the Bank to the Borrower under the "B" Term Loan Facility or, as the case may be, the outstanding principal amount of any such advance;

         ""B" Advances Repayment Dates" means the date falling on the first day of the month following the date of full disbursement of "B" Advances to DBS Bank, and each month from that date falling on or before the "B" Final Repayment Date;

         ""B" Commitment" means, subject as provided in this Agreement, the commitment of the Bank to make to the Borrower "B" Advances of up to an aggregate principal amount of $3,800,000;

         ""B" Commitment Termination Date" means the date on which the "B" Term Loan Facility is cancelled in full in accordance with this Agreement;

         ""B" Final Repayment Date" means the date falling 59 months from the first day of the month following the date of full disbursement of "B" Advances to DBS Bank;

         ""B" Outstandings" means, at any particular time, the aggregate principal amount of all (if any) "B" Advances outstanding at that time;

         ""B" Term Loan Facility" means the term loan facility granted by the Bank to the Borrower under Clause 2(B); "Business Day" means a day (other than Saturday or Sunday) on which commercial banks are open for business in Singapore;

         ""C" Advance" means an advance made or to be made by the Bank to the Borrower under the "C" Term Loan Facility or, as the case may be, the outstanding principal amount of any such advance;

         ""C" Advances Repayment Dates" means the date falling on the first day of the month following the date of full disbursement of "C" Advances and each month from that date falling on or before the "C" Final Repayment Date;

         ""C" Commitment" means, subject as provided in this Agreement, the commitment of the Bank to make to the Borrower "C" Advances of up to an aggregate principal amount of $2,800,000;

         ""C" Commitment Termination Date" means the date falling 6 months from the date of approval by the Singapore Productivity and Standards Board for the "C" Term Loan Facility;

         ""C" Final Repayment Date" means the date falling 47 months from the first day of the month following the date of full disbursement of "C" Advances;

         ""C" Outstandings" means, at any particular time, the aggregate principal amount of all (if any) "C" Advances outstanding at that time;

         ""C" Term Loan Facility" means the term loan facility granted by the Bank to the Borrower under Clause 2(C);


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3



         "Commitments" means the "A" Commitment, the "B" Commitment, the "C" Commitment and the Overdraft Commitment;

         "DBS Bank" means The Development Bank of Singapore Limited;

         "Debenture" means a debenture creating fixed and floating charges over the assets of the Borrower made between (1) the Borrower and (2) the Bank, substantially in the form of Appendix C (or in such other form as may be approved by the Bank);

         "Debit Balance" means, at any particular time, the debit balance on the Overdraft Account maintained by the Borrower with the Bank (including, without limitation, sums of principal and compounded interest) at that time;

         "Dollar(s)" and "$" mean the lawful currency of Singapore;

         "Drawing" means a drawing made or to be made by the Borrower on the Overdraft Account or, as the case may be, the outstanding principal amount of any such drawing;

         "EV2PL" means EDB Ventures 2 Pte Ltd, a company incorporated in Singapore;

         "Equipment" means the machinery and equipment as set out in Appendix F;

         "Event of Default" means one of the events mentioned in Clause 19(A);

         "Facilities" means the "A" Term Loan Facility, the "B" Term Loan Facility, the "C" Term Loan Facility and the Overdraft Facility;

         "Interest Payment Date" means the last day of an Interest Period;

         "Interest Period" means (1) in relation to an "A" Advance, a period by reference to which interest is payable on that "A" Advance, (2) in relation to a "B" Advance, a period by reference to which interest is payable on that "B" Advance, (3) in relation to a "C" Advance, a period by reference to which interest is payable on that "C" Advance and (4) in relation to an overdue sum, a period by reference to which interest is calculated on an overdue sum;

         "Lessor" means Jurong Town Corporation;

         "Letter of Awareness" means the letter of awareness dated 12th July 2000 issued by SCI, a copy of which is annexed hereto and marked Appendix D;

         "Margin" means 0.25 per cent.;

         "Mortgage" means a mortgage over the Property in favour of the Bank, substantially in the form of Appendix B (or in such other form as may be approved by the Bank);

         "New Equipment" means the machinery and equipment, such as wet benches, chemical tanks, stocks and final publishers, ADE wafer check gauge (a conveyor belt machine for measuring physical and electrical properties of the wafer), tencor (a laser-based machine for measuring particles on the wafer) or such other equipment approved by the Bank, purchased or to be purchased by the Borrower under the Singapore Productivity and Standards Board (PSB)/Local Enterprise Finance Scheme/Special Interest Rate Scheme and which are to be funded by the "C" Term Loan Facility;

         "Outstandings" means, at any particular time, the sum of:-

4


         (1)      the "A" Outstandings at that time;

         (2)      the "B" Outstandings at that time;

         (3)      the "C" Outstandings at that time; and

         (4)      the Overdraft at that time;

         "Overdraft" means, at any particular time, the aggregate of the Drawings made by the Borrower on the Overdraft Account at that time and the unpaid interest accrued on such Drawings at that time;

         "Overdraft Account" means the overdraft account of the Borrower with the Bank referred to in Clause 7(A) established or, as the case may be, to be established by the Bank under the Overdraft Facility;

         "Overdraft Commitment" means, subject as provided in this Agreement, the commitment of the Bank to permit the Borrower to maintain a Debit Balance on the Overdraft Account not exceeding at any time $2,850,000, upon the terms and subject to the conditions of this Agreement;

         "Overdraft Facility" means the overdraft facility granted by the Bank to the Borrower under Clause 2(D);

         "Potential Event of Default" means any event or circumstance which, if it continued after the giving of any notice, the expiry of any grace period, and/or (as the case may be) the making of any determination by the Bank, provided for in Clause 19(A), would become an Event of Default;

         "Prime Lending Rate" means, on any day in relation to the Bank, the rate per annum which is the prime lending rate for Dollars of the Bank, as announced by the Bank from time to time, in force on such day and, for the purposes of this Agreement, a change in such rate shall be effective on and from the day on which it is announced or, if such announcement provides for such change to come into effect on a later day, on and from such later day;

         "Property" means Private Lot A16984 (Government Survey Lot 2132 of Mukim 7 Tuas) and situated in the Republic of Singapore as shown on the plan annexed to the Agreement for Lease and estimated to contain an area of 4,524 square metres more or less subject to survey, together with the buildings erected and/or to be erected thereon;

         "SAPL" means Semiconductor Alliance Pte Ltd, a company incorporated in Singapore;

         "SBLC" means the standby letter of credit in the principal amount of S$4,000,000 (3 years tenor with auto renewal) issued or to be issued by PNC Bank National Association in favour of the Bank;

         "SCI" means SEMX Corporation Inc., a company incorporated in the United States of America;

         "Security Documents" means the Assignment of Agreement for Lease, the Debenture, the Mortgage, the SBLC, the Letter of Awareness and the Subordination Deed, and any and every other document from time to time executed to guarantee, secure or otherwise assure the performance of the obligations of the Borrower under or in connection with this Agreement;

         "Shareholders" means SCI, SAPL and EV2PL; and

         "Subordination Deed" means the deed made between (1) the Shareholders,
         (2) the Borrower and (3) the Bank, substantially in the form of Appendix E (or in such

5



         other form as may be approved by the Bank).

(B) Construction of Certain References: Except to the extent that the context requires otherwise, any reference in this Agreement to:-

         an "Act of Parliament" or any Section of, Schedule to or other provision of an Act of Parliament shall be construed, at any particular time, as including a reference to any modification, extension or re-enactment thereof then in force and all instruments, orders and regulations then in force and made under or deriving validity from the relevant Act or provision;

         an "agency" of a state includes any agency, authority, central bank, department, government, legislature, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, that state;

         this "Agreement" includes this Agreement as from time to time amended, modified or supplemented, and any document which amends, modifies or supplements this Agreement, in accordance with Clause 26(B);

         the "assets" of any person means all or any part of its business, undertaking, property, assets, revenues (including any rights to receive revenues) and uncalled capital;

         "borrowed money" includes any indebtedness (1) for or in respect of money borrowed or raised (whether or not for cash), by whatever means (including acceptances, deposits, discounting, factoring, finance leases, hire purchase, sale-and-leaseback, sale-and-repurchase and any form of "off-balance sheet" financing) or (2) for the deferred purchase price of assets or services (other than goods or services obtained on normal commercial terms in the ordinary course of trading);

         "consent" also includes an approval, authorisation, exemption, filing, licence, order, permission, recording or registration (and references to obtaining consents shall be construed accordingly);

         a "directive" includes any present or future directive, regulation, request, requirement, rule or credit restraint programme of any agency of any state or of any self-regulating organisation (but, if not having the force of law, only if compliance with the directive is in accordance with the general practice of persons to whom the directive is intended to apply);

         "disposal" includes any sale, assignment, exchange, transfer, concession, loan, lease, surrender of lease, licence, reservation, waiver, compromise, release of security, dealing with or the granting of any option or right or interest whatsoever or any agreement for any of the same and "dispose" means to make a disposal, and "acquisition" and "acquire" shall be construed mutatis mutandis; a "guarantee" also includes an indemnity, and any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person (and "guaranteed" and "guarantor" shall be construed accordingly);

         "indebtedness" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) for the payment or repayment of money;

         a "law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatsoever (and "lawful" and "unlawful" shall be construed accordingly);

6



         something having a "material adverse effect" on:-

         (1) the Borrower is to it having a material adverse effect (a) on its financial condition or business or on the consolidated financial condition or business of it and its subsidiaries or
                  (b) on its ability to perform and comply with its obligations under this Agreement or any of the Security Documents to which it is a party; and

         (2) any of the Shareholders is to it having a material adverse effect (a) on its financial condition or business or on the consolidated financial condition or business of it and its subsidiaries or (b) on its ability to perform and comply with its obligations under any of the Security Documents to which it is a party;

         a "month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it commences or, where there is no date in the next calendar month numerically corresponding as aforesaid, the last day of such calendar month (and "months" and "monthly' shall be construed accordingly);

         any "obligation" of any person under this Agreement or any other agreement or document shall be construed as a reference to an obligation expressed to be assumed by or imposed on it under this Agreement or, as the case may be, that other agreement or document (and "due", "owing", "payable" and "receivable" shall be similarly construed);

         a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);

         "security" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement or arrangement having substantially the same economic effect (including any "hold-back" or "flawed asset" arrangement) and "secured" shall be construed accordingly);

         any of the "Security Documents" includes that Security Document as from time to time amended, modified or supplemented, and any document which amends, modifies or supplements that Security Document;

         "subsidiary" has the meaning ascribed to it in Section 5 of the Companies Act, Chapter 50 of Singapore;

         "tax(es)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

         a "time of the day" is to Singapore time unless otherwise stated; and

         the "winding-up" of a person also includes the amalgamation, reconstruction, reorganisation, administration, dissolution, liquidation, judicial management, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets.

(C) Miscellaneous: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words (including words defined herein) denoting the singular number only shall include the plural and vice versa. The words "written" and "in writing" include any means of visible reproduction. References to "Appendices", "Clauses" and "Schedules" are to be construed as references to the appendices to, clauses of, and schedules to, this


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7



         Agreement. Any reference to a sub-clause or a paragraph is to a sub-Clause or paragraph of the Clause in which such reference appears.

2.       THE FACILITIES

(A) "A" Term Loan Facility: The Bank grants to the Borrower a $2,500,000 term loan facility under which the Bank will make "A" Advances to the Borrower, upon the terms and subject to the conditions of this Agreement.

(B) "B" Term Loan Facility: The Bank grants to the Borrower a $3,800,000 term loan facility under which the Bank will make "B" Advances to the Borrower, upon the terms and subject to the conditions of this Agreement.

(C) "C" Term Loan Facility: The Bank grants to the Borrower a $2,800,000 term loan facility under which the Bank will make "C" Advances to the Borrower, upon the terms and subject to the conditions of this Agreement.

(D) Overdraft Facility: (1) The Bank grants to the Borrower upon the terms and subject to the conditions of this Agreement a $2,850,000 overdraft facility under which the Bank will permit the Borrower to make Drawings on the Overdraft Account, the aggregate amount of such Drawings at any one time not exceeding the Overdraft Commitment at that time.

         (2) The Overdraft Facility is an uncommitted facility and, notwithstanding anything to the contrary contained in this Agreement or any of the Security Documents, the Bank may at any time and from time to time review the Overdraft Facility and may at its absolute discretion cancel the whole or any part of the Overdraft Commitment by giving to the Borrower notice of such cancellation. On the date of any cancellation of any part of the Overdraft Commitment, the Overdraft Commitment shall be reduced by the amount of such cancellation.

(E) Purpose: The Borrower shall use (1) the entire proceeds of the "A" Advances to re-finance the existing term loan facility obtained by the Borrower from DBS Bank towards the purchase of the Property, (2) the entire proceeds of the "B" Advances to re-finance the existing term loan obtained by the Borrower from DBS Bank to finance its purchase of the Equipment, (3) the entire proceeds of the "C" Advances to finance the payment of up to 80 per cent. of the purchase price of the New Equipment, and (4) the Overdraft Facility to finance its general working capital requirement in Singapore (which, for the avoidance of doubt, excludes any purpose relating to financial investments, third country trade or any activities outside Singapore by the Borrower and/or its subsidiaries), but the Bank need not check that it does so.

3.       CONDITIONS PRECEDENT

(A) Request for "A" Advance: The Borrower may not make its first request for an "A"Advance until the Bank has confirmed to it that the Bank has received documents appearing to the Bank to comply with the requirements of Schedule 1 and to be satisfactory.

(B) Request for "B" Advance: The Borrower may not make its first request for a "B" Advance until the Bank has confirmed to it that the Bank has received documents appearing to the Bank to comply with the requirements of Schedule 1 and to be satisfactory.

(C) Request for "C" Advance: The Borrower may not make its first request for a "C" Advance until the Bank has confirmed to it that the Bank has received documents appearing to the Bank to comply with the requirements of Schedule 1 and to be satisfactory.

(D) Drawing an Overdraft Account: The Borrower may not make a Drawing on the Overdraft Account until the Bank has confirmed to it that the Bank has received documents appearing to the Bank to comply with the requirements of
Schedule 1 and to be satisfactory.


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8



4.       ADVANCES

(A)      "A" Advances:

         (i) Subject to the provisions of this Agreement, "A" Advances will be made by the Bank to the Borrower at its request in one lumpsum if the following additional conditions are fulfilled:-

         (1) not later than 10 a.m. on the seventh Business Day before the proposed date of the "A" Advance (or, as the case may be, such later time as may be acceptable to the Bank for the purpose of the relevant request), the Bank has received from the Borrower:-

                  (a)      a notice substantially in the form set out in
                           Schedule 2 specifying (i) the proposed date of that "A" Advance, which must be a Business Day falling on or before the "A" Commitment Termination Date, (ii) the amount of that "A" Advance, which must be equal to or less than the Available "A" Commitment and, if less than the Available "A" Commitment, must be at least $500,000 and (iii) instructions as to the manner in which the Borrower wishes the proceeds of that "A" Advance to be made available by the Bank;

                  (b) documentary evidence satisfactory to the Bank that the proceeds of that "A" Advances are or and will be applied in accordance with Clause 2(E)(1);

         (2) all representations and warranties in Clause 16 (except to any extent waived in accordance with Clause 26(B)) have been complied with and would be correct in all respects if repeated on the proposed date of that "A" Advance by reference to the circumstances then existing;

         (3) no Event of Default or Potential Event of Default has occurred on or before the proposed date of that "A" Advance, or will occur as a result of making that "A" Advance, other than any waived in accordance with Clause 26(B); and

         (4) not later than 10 a.m. on the proposed date of that "A" Advance, the Bank has received and found satisfactory such additional information, legal opinions and/or other documents relevant in the context of or relating to this Agreement and the Security Documents as it may reasonably request.

         (ii) Any amount of the Available "A" Commitment not drawndown on the date of advance of the "A" Advance for the purpose as set out in Clause 2(E)(1) shall be deemed to have been cancelled by the Borrower.



(B)      "B" Advances:

         (i) Subject to the provisions of this Agreement, "B" Advances will be made by the Bank to the Borrower at its request in one lumpsum if the following additional conditions are fulfilled:-

         (1) not later than 10 a.m. on the seventh Business Day before the proposed date of the "B" Advance (or, as the case may be, such later time as may be acceptable to the Bank for the purpose of the relevant request), the Bank has received from the Borrower:-


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9



                  (a)      a notice substantially in the form set out in
                           Schedule 3 specifying (i) the proposed date of that "B" Advance, which must be a Business Day falling on or before the "B" Commitment Termination Date, (ii) the amount of that "B" Advance, which must be equal to or less than the Available "B" Commitment and, if less than the Available "B" Commitment, must be at least $500,000 and (iii) instructions as to the manner in which the Borrower wishes the proceeds of that "B" Advance to be made available by the Bank;

                  (b) documentary evidence satisfactory to the Bank that the proceeds of that "B" Advance are or will be applied in accordance with Clause 2(E)(2);

         (2) all representations and warranties in Clause 16 (except to any extent waived in accordance with Clause 26(B)) have been complied with and would be correct in all respects if repeated on the proposed date of that "B" Advance by reference to the circumstances then existing;

         (3) no Event of Default or Potential Event of Default has occurred on or before the proposed date of that "B" Advance, or will occur as a result of making that "B" Advance, other than any waived in accordance with Clause 26(B); and

         (4) not later than 10 a.m. on the proposed date of that "B" Advance, the Bank has received and found satisfactory such additional information, legal opinions and/or other documents relevant in the context of or relating to this Agreement and the Security Documents as it may reasonably request.

         (ii) Any amount of the Available "B" Commitment not drawndown on the date of advance of the "B" Advance for the purpose as set out in Clause 2(E)(2) shall be deemed to have been cancelled by the Borrower.

(C) "C" Advances: Subject to the provisions of this Agreement, "C" Advances will be made by the Bank to the Borrower at its request if the following additional conditions are fulfilled:-


         (1) not later than 10 a.m. on the seventh Business Day before the proposed date of the relevant "C" Advance (or, as the case may be, such later time as may be acceptable to the Bank for the purpose of the relevant request), the Bank has received from the Borrower:-

                  (a)      a notice substantially in the form set out in
                           Schedule 4 specifying (i) the proposed date of that "C" Advance, which must be a Business Day falling on or before the "C" Commitment Termination Date, (ii) the amount of that "C" Advance, which must be equal to or less than the Available "C" Commitment, and
                           (iii) the details of the account (which must be the account of the supplier of the New Equipment to be financed by that "C" Advance) or any other manner in which the Borrower wishes the proceeds of that "C" Advance to be made available by the Bank to the supplier of the New Equipment;

                  (b) documentary evidence satisfactory to the Bank that the proceeds of that "C" Advance are or will be applied in accordance with Clause 2(E)(3);

                  (c) (in the case of the first "C" Advance) evidence satisfactory to the Bank that the Borrower has obtained the approval of the Singapore Productivity and Standards Board for the "C" Term Loan Facility and that all terms and conditions stipulated in such approval have been complied with;

10



         (2) (all representations and warranties in Clause 16 (except to any extent waived in accordance with Clause 26(B)) have been complied with and would be correct in all respects if repeated on the proposed date of that "C" Advance by reference to the circumstances then existing;

         (3) no Event of Default or Potential Event of Default has occurred on or before the proposed date of that "C" Advance, or will occur as a result of making that "C" Advance, other than any waived in accordance with Clause 26(B); and

         (4) not later than 10 a.m. on the proposed date of that "C" Advance, the Bank has received and found satisfactory such additional information, legal opinions and/or other documents relevant in the context of or relating to this Agreement and the Security Documents as it may reasonable request.


5.       REPAYMENT AND PREPAYMENT OF ADVANCES

(A) Repayment of "A" Advances: Subject as otherwise provided in this Agreement, the "A" Advances shall be repaid by the Borrower by 119 equal monthly principal instalments of $20,833.00 and a final principal instalment of $20,873.00, one instalment falling due on each "A" Advances Repayment Date until the "A" Outstandings are fully repaid to the Bank.

(B) Repayment of "B" Advances: Subject as otherwise provided in this Agreement, the "B" Advances shall be repaid by the Borrower by 59 equal monthly principal instalments of $63,333.00 each and a final principal instalment of $63,353.00, one instalment falling due on each "B" Advances Repayment Date until the "B" Outstandings are fully repaid to the Bank.

(C) Repayment of "C" Advances: Subject as otherwise provided in this Agreement, the "C" Advances shall be repaid by the Borrower by 47 equal monthly principal instalments of $58,334.00 each and a final principal instalment of $58,302.00, one instalment falling due on each "C" Advances Repayment Date until the "C" Outstandings are fully repaid to the Bank.

(D) Prepayment of "A" Advances: The Borrower may prepay the "A" Term Loan Facility or any part of it which is $100,000 or a whole multiple of that amount, on any Interest Payment Date if it gives to the Bank not less than 30 days' notice of the date and amount of the prepayment. Any such prepayment must be accompanied by accrued interest on the amount prepaid and if such prepayment is made within 36 months from the date of first disbursement of the "A" Advances, a prepayment fee of 0.75 per cent on the amount so prepaid, together with any other sum then due under Clause 21(A) or any other provision of this Agreement.

(E) Prepayment of "B" Advances: The Borrower may prepay the "B" Term Loan Facility or any part of it which is $100,000 or a whole multiple of that amount, on any Interest Payment Date if it gives to the Bank not less than 30 days' notice of the date and amount of the prepayment. Any such prepayment must be accompanied by accrued interest on the amount prepaid and if such prepayment is made within 36 months from the date of first disbursement of the "B" Advances, a prepayment fee of 0.75 per cent on the amount so prepaid, together with any other sum then due under Clause 21(A) or any other provision of this Agreement.

(F) Prepayment of "C" Advances: The Borrower may prepay the "C" Term Loan Facility or any part of it which is $100,000 or a whole multiple of that amount, on any Interest Payment Date if it gives to the Bank not less than 30 days' notice of the date and amount of the prepayment. Any such prepayment must be accompanied by accrued interest on the amount prepaid. No prepayment fee shall be required for any prepayment made by the Borrower in accordance with this sub-Clause (F).

(G) Miscellaneous: Any notice of prepayment given by the Borrower under this Agreement will oblige the Borrower to prepay in accordance with that notice. The Borrower may not repay or prepay all or any part of the "A" Outstandings, the "B"

11



Outstandings and/or the "C" Outstandings except as expressly provided in this Agreement and may not re-borrow any amount repaid or prepaid.


6.       INTEREST ON ADVANCES

(A) Interest on "A" Advances: (1) Interest shall be payable on each "A" Advance by reference to successive Interest Periods. Each Interest Period shall apply to all "A" Advances made or outstanding on the first day of that Interest Period and shall be of one month's duration, except as follows:-

         (a) the first Interest Period relating to any "A" Advance shall begin on the proposed date of that "A" Advance and shall end (in the case of the first "A" Advance) on the date falling one month thereafter and (in the case of any subsequent "A" Advance) on the same date as the then current Interest Period relating to the first "A" Advance; and

         (b) if any Interest Period would otherwise extend beyond an "A" Advances Repayment Date, it shall instead end on that "A" Advances Repayment Date.

Notwithstanding the above, the Bank may, with prior notice to the Borrower, vary the duration of the Interest Periods relating to the "A" Advances in accordance with its normal banking practice.

         (2) Subject as otherwise provided in this Agreement, on the last day of each Interest Period, the Borrower shall pay the unpaid interest accrued during that Interest Period on the "A" Advance(s) to which it relates at the rate per annum (as determined by the Bank) equal to the sum of 0.5 per cent and the Prime Lending Rate prevailing from time to time (or such other rate or rates as the Bank may from time to time notify to the Borrower).

(B) Interest on "B" Advances: (1) Interest shall be payable on each "B" Advance by reference to successive Interest Periods. Each Interest Period shall apply to all "B" Advances made or outstanding on the first day of that Interest Period and shall be of one month's duration, except as follows:-

         (a) the first Interest Period relating to any "B" Advance shall begin on the proposed date of that "B" Advance and shall end (in the case of the first "B" Advance) on the date falling one month thereafter and (in the case of any subsequent "B" Advance) on the same date as the then current Interest Period relating to the first "B" Advance; and

         (b) if any Interest Period would otherwise extend beyond a "B" Advances Repayment Date, it shall instead end on that "B" Advances Repayment Date.

Notwithstanding the above, the Bank may, with prior notice to the Borrower, vary the duration of the Interest Periods relating to the "B" Advances in accordance with its normal banking practice.

         (2) Subject as otherwise provided in this Agreement, on the last day of each Interest Period, the Borrower shall pay the unpaid interest accrued on the "B" Advance(s) to which it relates at the Prime Lending Rate prevailing from time to time (or such other rate or rates as the Bank may from time to time notify to the Borrower).

(C) Interest on "C" Advances: (1) Interest shall be payable on each "C" Advance by reference to successive Interest Periods. Each Interest Period shall apply to all "C" Advances made or outstanding on the first day of that Interest Period and shall be of one

12



month's duration, except as follows:-

         (a) the first Interest Period relating to any "C" Advance shall begin on the proposed date of that "C" Advance and shall end (in the case of the first "C" Advance) on the date falling one month thereafter and (in the case of any subsequent "C" Advance) on the same date as the then current Interest Period relating to the first "C" Advance; and

         (b) if any Interest Period would otherwise extend beyond a "C" Advances Repayment Date, it shall instead end on that "C" Advances Repayment Date.

         (2) Subject as otherwise provided in this Agreement, on the last day of each Interest Period, the Borrower shall pay the unpaid interest accrued on the "C" Advances to which it relates at the rate of 4.00 per cent. per annum (or such other rate which is prescribed by the Singapore Productivity and Standard Board under the Local Enterprise Finance Scheme/Special Interest Rate Incentive Scheme at the time of approval of the "C" Term Loan Facility).

7.       TERMS OF OVERDRAFT FACILITY

(A) Overdraft Account: Subject to the provisions of this Agreement, the Borrower shall open and maintain with the Bank an overdraft account and the Bank shall maintain such overdraft account in the name of the Borrower for the purpose of making the Overdraft Facility available to the Borrower and, subject as provided in this Agreement, the Bank shall permit the Borrower to incur a Debit Balance on the Overdraft Account at any one time not exceeding the amount of the Overdraft Commitment.

(B) Terms and Conditions: The Overdraft Facility shall be made available by the Bank upon and subject to the normal terms and conditions of the Bank for the time being applicable to overdraft facilities (including the right of the Bank at any time to reduce or cancel, or to vary or amend the terms of, the Overdraft Facility) except where such terms and conditions are inconsistent with the provisions of this Agreement or any of the Security Documents, in which case the provisions of this Agreement and the other Security Documents will prevail.

8.       UTILISATION OF OVERDRAFT FACILITY

(A) Terms of Utilisation: Subject to the provisions of this Agreement, the Borrower may, from time to time prior to the date of cancellation by the Bank of the Overdraft Commitment, borrow under the Overdraft Facility by making a Drawing on the Overdraft Account by drawing a cheque on the Bank and/or in such other manner as the Bank may agree with the Borrower.

(B) Conditions to Utilisation: The agreement of the Bank to permit the Borrower to make a Drawing on the Overdraft Account at any time is subject to the following additional conditions:-

         (1) the first Drawing shall be made only after full disbursement under the "A" Term Loan Facility, and the "B" Term Loan Facility;

         (2) the Debit Balance following the making of that Drawing will not exceed the amount of the Overdraft Commitment;

         (3) all representations and warranties in Clause 16 (except to any extent waived in accordance with Clause 26(B)) have been complied with and would be correct in all respects if repeated on the proposed date of that Drawing by reference to the circumstances then existing; and

         (4) no Event of Default or Potential Event of Default has occurred on or before the proposed date of that Drawing, or will occur as a result of making that Drawing, other than any waived in accordance with Clause 26(B).

13



9.       REPAYMENT OF OVERDRAFT

(A) Interim Repayment: (1) The Borrower may repay the Overdraft (or any part of it) at any time and shall from time to time make such repayments of the Overdraft as are necessary to ensure that the Debit Balance at any one time is never in excess of the Overdraft Commitment.

         (2) The Borrower shall, subject to and in accordance with the provisions of this Agreement, be entitled to reborrow any amount repaid under paragraph (1).

(B) Final Repayment: Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall repay the Overdraft in full on the earlier of
(1) the date on which a demand is made by the Bank for the repayment of the Overdraft and (2) the date on which the Overdraft Commitment is cancelled in full.

10.      INTEREST ON OVERDRAFT

(A) Normal Interest Rate: Interest shall accrue on the Overdraft at the rate per annum (as determined by the Bank) equal to the sum of the Margin and the Prime Lending Rate of the Bank prevailing from time to time (or such other higher rate or rates as the Bank may from time to time notify to the Borrower). Interest on the Overdraft shall be calculated on a daily basis, shall accrue from day to day and shall be calculated on a daily basis, shall accrue from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed. If the Debit Balance at any time exceeds the Overdraft Commitment, the Bank reserves the right to charge interest on such excess at the default interest rate specified in Clause 20(B).

(B) Debiting of Overdraft Account: Interest accrued on the Overdraft at the applicable rate(s) shall be added to the Overdraft and shall be debited to the Overdraft Account on the last Business Day of each calendar month in accordance with the normal practice of the Bank and on the date on which the Overdraft Commitment is cancelled in full. In addition, if the Borrower shall fail to pay to the Bank any other sum payable by it to the Bank at any time, the Bank shall have the right forthwith and at any time thereafter without any notice to the Borrower and without any restriction whatsoever to debit any such overdue sum to the Overdraft Account without prejudice to any other rights and remedies of the Bank against the Borrower and also without prejudice to the rights of the Bank to enforce any security held by or on behalf of the Bank.

11.      TOP-UP REQUIREMENTS

(A) "A" Term Loan Facility: If the "A" Outstandings shall at any time exceed 90 per cent. of the market value of the Property (as assessed by the Bank or by some qualified person nominated by the Bank) or shall fall below what the Bank in its sole discretion considers to be an adequate value to secure the "A" Outstandings, the Bank shall be entitled, without prejudice to the Bank's right to require repayment of the "A" Outstandings:-

         (1) to give notice in writing to the Borrower, calling for such additional or alternative security as the Bank shall in its absolute discretion deem adequate in order to secure the "A" Outstandings, interest and other moneys for the time being due or owing to the Bank, such additional or alternative security to be furnished within the period specified in the Bank's notice to the Borrower; or

         (2) to require the Borrower to pay the Bank within such period as may be specified in the Bank's notice to the Borrower, such sums to reduce the "A" Outstandings, interest and other moneys for the time being due or owing to the Bank, to such amount as the Bank shall in its absolute discretion deem fit.

(B) "B" Term Loan Facility: If the "B" Outstandings shall at any time exceed 70 per cent. of the net book value of the Equipment (as assessed by the Bank or by some qualified person nominated

14



by the Bank) or shall fall below what the Bank in its sole discretion considers to be an adequate value to secure the "B" Outstandings, the Bank shall entitled, without prejudice to the Bank's right to require repayment of the "B" Outstandings:-

         (1) to give notice in writing to the Borrower, calling for such additional or alternative security as the Bank shall in its absolute discretion deem adequate in order to secure the "B" Outstandings, interest and other moneys for the time being due or owing to the Bank, such additional or alternative security to be furnished within the period specified in the Bank's notice to the Borrower; or

         (2) to require the Borrower to pay the Bank within such period as may be specified in the Bank's notice to the Borrower, such seems to reduce the "B" Outstandings, interest and other moneys for the time being due or owing to the Bank, to such amount as the Bank shall in its absolute discretion deem fit.

(C) "C" Term Loan Facility: If the "C" Outstandings shall at any time exceed 80 per cent. of the net book value of the New Equipment (as assessed by the Bank or by some qualified person nominated by the Bank) or shall fall below what the Bank in its sole discretion considers to be an adequate value to secure the "C" Outstandings, the Bank shall entitled, without prejudice to the Bank's right to require repayment of the "C" Outstandings:-

         (1) to give notice in writing to the Borrower, calling for such additional or alternative security as the Bank shall in its absolute discretion deem adequate in order to secure the "C" Outstandings, interest and other moneys for the time being due or owing to the Bank, such additional or alternative security to be furnished within the period specified in the Bank's notice to the Borrower; or

         (2) to require the Borrower to pay the Bank within such period as may be specified in the Bank's notice to the Borrower, such seems to reduce the "C" Outstandings, interest and other moneys for the time being due or owing to the Bank, to such amount as the Bank shall in its absolute discretion deem fit.

12.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

(A) The Facilities granted are subject to the rules and regulations of the Monetary Authority of Singapore prevailing from time to time and any other competent authority or agency which may from time to time have jurisdiction over the Facilities granted to the Borrower. The Bank shall not be obliged to make any further advances under the Facilities if such further advance would in the Bank's sole discretion be likely to result in a breach of such rules and regulations.

(B) The Borrower undertakes that it will not use the Dollar(s) outside Singapore and will not transfer, lend or otherwise make available directly or indirectly, either in whole or in part, any Dollar credit obtained under the Facilities to any person, associate, branch, subsidiary or affiliate (as the case may be) who are not residents of Singapore or (in the case of companies) which are majority-owned, jointly-owned or otherwise controlled by non-residents of Singapore;

(C) The Borrower shall, upon request by the Bank, furnish the Bank with documentary evidence (in form and substance acceptable to the Bank) showing its compliance with sub-Clause (B).

13.      TAXES

(A) Payments to be Free and Clear: All sums payable by the Borrower under this Agreement shall be paid (1) free of any restriction or condition, (2) free and clear of and (except to the extent required by law) without any deduction or withholding for or on account of any tax and (3) without deduction or withholding (except to the extent required

15



by law) on account of any other amount, whether by way of set-off or otherwise.


(B) Grossing-up of Payments: (1) If the Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time deduct or withhold any tax or other amount from any sum paid or payable by, or received or receivable from, the Borrower under this Agreement, the Borrower shall pay such additional amount as is necessary to ensure that the Bank receives on the due date and retains (free from any liability other than tax on its own overall net income) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made.

         (2) If the Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time pay any tax or other amount on, or calculated by reference to, any sum received or receivable by the Bank under this Agreement (except for a payment by the Bank of tax on its own overall net income), the Borrower shall pay or procure the payment of that tax or other amount before any interest or penalty becomes payable or, if that tax or other amount is payable and paid by the Bank, shall reimburse it on demand for the amount paid by it.

         (3) Within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any tax or other amount which it is required by paragraph (2) to pay, the Borrower shall deliver to the Bank evidence satisfactory to the Bank of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

         (4) As soon as the Borrower is aware that any such deduction, withholding or payment is required (or of any change in any such requirement), it shall notify the Bank.

(C) Goods and Services Tax: The Borrower shall also pay to the Bank on demand, in addition to any amount payable by the Borrower under this Agreement or any of the Security Documents, any goods and services, value added or other similar tax payable in respect of that amount (and references in this Agreement or any of the Security Documents to that amount shall be deemed to include any such taxes payable in addition to it).

14.      CHANGES IN CIRCUMSTANCES

(A) Illegality: (1) If at any time the Bank determines that it is or will become unlawful or contrary to any directive of any agency of any state for it to allow all or part of the "A" Outstandings to remain outstanding, to make, fund or allow to remain outstanding all or part of the "A" Outstandings and/or to carry out all or any of its other obligations under or in connection with the "A" Term Loan Facility, upon the Bank notifying the Borrower:-

         (a)      the "A" Commitment shall be cancelled; and

         (b) the Borrower shall prepay each "A" Advance on such date as the Bank shall certify to be necessary to comply with the relevant law or directive with all unpaid accrued interest thereon, all unpaid fees accrued to the Bank and any other sum then due to the Bank under Clause 21(A) or any other provision of this Agreement.

         (2) If at any time the Bank determines that it is or will become unlawful or contrary to any directive of any agency of any state for it to allow all or part of the "B" Commitment to remain outstanding, to make, fund or allow to remain outstanding all or part of the "B" Outstandings and/or to carry out all or any of its other obligations under or in connection with the "B" Term Loan Facility, upon the bank notifying the Borrower:-

         (a)      the "B" Commitment shall be cancelled; and

16



         (b) the Borrower shall prepay each "B" Advance on such date as the Bank shall certify to be necessary to comply with the relevant law or directive with all unpaid accrued interest thereon, all unpaid fees accrued to the Bank and any other sum then due to the Bank under Clause 21(A) or any other provision of this Agreement.

         (3) If at any time the Bank determines that it is or will become unlawful or contrary to any directive of any agency of any state for it to allow all or part of the "C" Outstandings to remain outstanding, to make, fund or allow to remain outstanding all or part of the "C" Outstandings and/or to carry out all or any of its other obligations under or in connection with the "C" Term Loan Facility, upon the Bank notifying the Borrower:-

                  (a)      the "C" Commitment shall be cancelled; and

                  (b) the Borrower shall prepay each "C" Advance on such date as the Bank shall certify to be necessary to comply with the relevant law or directive with all unpaid accrued interest thereon, all unpaid fees accrued to the Bank and any other sum then due to the Bank under Clause 21(A) or any other provision of this Agreement.

         (4) If at any time the Bank determines that it is or will become unlawful or contrary to any directive of any agency of any state for it to allow all or part of the Overdraft Commitment to remain outstanding, to make, fund or allow to remain outstanding all or part of the Overdraft and/or to carry out all or any of its other obligations under or in connection with the Overdraft Facility, upon the Bank notifying the Borrowers:-

                  (a)      the Overdraft Commitment shall be cancelled; and

                  (b) the Borrower shall repay the Overdraft on such date as the Bank shall certify to be necessary to comply with the relevant law or directive together with all unpaid fees accrued to the Bank and any other sum then due to the Bank under this Agreement.

(B) Increased Costs: If the Bank determines that, as a result of (1) the introduction of or any change in, or in the interpretation or application of, any law (which shall for this purpose include any removal or modification or any exemption currently in force in favour of the Borrower) or (2) compliance by the Bank with any directive of any agency of any state (including, without limitation, a directive which affects the manner in which the Bank allocates capital resources to its obligations under this Agreement):-

         (a) the cost to the Bank of maintaining all or any part of the Commitments and/or of making, maintaining or funding all or any part of the Outstandings or any overdue sum is increased; and/or

         (b) any sum received or receivable by the Bank under this Agreement or the effective return to it under this Agreement or the overall return on its capital is reduced (except on account of tax on its overall net income); and/or

         (c) the Bank makes any payment (except on account of tax on its overall net income) or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement, the Borrower shall indemnify the Bank against that increased cost, reduction, payment or forgone interest or other return (except to the extent that it results from a deduction or withholding of tax) and, accordingly, shall from time to time on demand (whenever made) pay to the Bank the amount certified by it to be necessary so to indemnify it. Under this sub-Clause (B), the Bank shall be entitled to claim indemnification not only for a cost, reduction, payment or forgone interest or other return directly attributable to this Agreement, the Commitments, the Outstandings or any overdue sum but also for that proportion of any

17



cost, reduction, payment or forgone interest or other return which the Bank determines to be fairly allocable to this Agreement, the Commitments, the Outstandings or any overdue sum in relation to any law or directive applicable to the Bank or affecting the conduct of the Bank's business or a type of business or the manner in which or the extent to which the Bank allocates capital resources.

15.      PAYMENTS

(A) Manner of Payment: On each date on which any sum is due from the Borrower it shall make that sum available to the Bank by payment in Dollars and in immediately available and freely transferable funds, so as to be received before 11 a.m. to such account of the Bank with such bank in Singapore as the Bank shall have designated to it for that purpose.

(B) Order of Distribution: If the amount received by the Bank from the Borrower on any date is less than the total sum remaining and/or becoming due under this Agreement on that date, the Bank shall apply that amount in or towards payment of whichever part(s) of that sum it determines to be most appropriate. Any such applications shall override any purported appropriation by any person.

(C) Non-Business Days: (1) If any Interest Payment Date, any "A" Advances Repayment Date, any "B" Advances Repayment Date or any "C" Advances Repayment Date would otherwise fall on a non-Business Day, it shall instead fall on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).


16.      REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to and for the benefit of the Bank as follows:-

         (1) Status: it is a company duly incorporated and validly existing under the laws of Singapore and has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct;

         (2) Powers: it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement, the Agreement for Lease and the Security Documents to which it is a party;

         (3) Authorisation and Consents: all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement, the Agreement for Lease and the Security Documents to which it is a party, (b) to ensure that those obligations are valid, legally binding and enforceable, (c) to ensure that those obligations rank and will at all times rank in accordance with Clause 18(A)(1) and (d) to make this Agreement and the Security Documents admissible in evidence in the courts of Singapore have been taken, fulfilled and done;

         (4) Non-Violation of Laws: its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement, the Agreement for Lease and the Security Documents to which it is a party do not and will not violate, or exceed any borrowing or other power or restriction granted or imposed by, (a) any law to which it is subject or (b) its Memorandum or Articles of Association;

         (5) Obligations Binding: its obligations under this Agreement, the Agreement for Lease and the Security Documents to which it is a party are valid, binding and enforceable;

18



         (6) Non-Violation of Other Agreements: its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement, the Agreement for Lease and the Security Documents to which it is a party do not and will not (a) violate any agreement to which it or any of its subsidiaries is a party or which is binding on any of them or their respective assets or (b) result in the existence of, or oblige any of them to create, any security over those assets;

         (7) No Default: no Event of Default or Potential Event of Default has occurred, or will occur as a result of the making of any Advance, the making of any Drawing, other than any waived in accordance with Clause 26(B), and neither it nor any of its subsidiaries is in breach of or default under any agreement to an extent or in a manner which has or could have a material adverse effect on it or on it and its subsidiaries taken as a whole;

         (8) Existing Security: no security exists on or over any of its assets or those of any of its subsidiaries except as permitted by Clause 18(A)(2);

         (9) No Material Adverse Change: there has been no material adverse change in its financial condition or operations since the date of its incorporation nor in the consolidated financial condition or operations of it and its subsidiaries since that date;

         (10) Litigation: no litigation, arbitration or administrative proceeding is current or pending or, so far as it is aware, threatened (a) to restrain the entry into, exercise of its rights under and/or performance or enforcement of or compliance with its obligations under this Agreement, the Agreement for Lease or any of the Security Documents to which it is a party or (b) which has or could have a material adverse effect on it or on it and its subsidiaries taken as a whole;

         (11) Winding-up: no meeting has been convened for its winding-up or for the appointment of a receiver, trustee, judicial manager or similar officer of it, its assets or any of them, no such step is intended by it and, so far as it is aware, no petition, application or the like is outstanding for its winding-up or for the appointment of a receiver, trustee, judicial manager or similar officer of it, its assets or any of them;

         (12) Property: it is the sole beneficial owner of the Property which is not in any way subject to any security except as contemplated by the Security Documents;

         (13) Project: all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) for or in connection with the Project have been or will be taken, fulfilled and done;

         (14) No Misstatement: no information, exhibit or report furnished in writing by it to the Bank in connection with the negotiation of this Agreement or the Security Documents contained any misstatement of fact as at the date of such exhibit or report or as at the date when such information was given which was material in the context of this Agreement or the Security Documents or omitted to state a fact as at such date which in any such case would be materially adverse to the interests of the Bank under this Agreement or the Security Documents;

         (15) No Defects: (a) all equipment and systems (including computers and software) utilised by the Borrower and persons material to the Borrower's business, which process, generate or utilise data (including date data) or are reliant on any data for proper operation, are free from any inability and defect which would prevent the equipment and systems from properly processing, generating or utilising data, (b) there is no risk that there will be a material change in the Borrower's business by virtue of such inability or defect, and (c) all measures will be taken to ensure that the Borrower's business will not be affected by such inability or defect.

         (16) Repetition: each of the above representations and warranties will be correct and complied with in all respects so long as any sum remains to be lent or remains

19



                  payable (whether actually or contingently) under this Agreement or any of the Security Documents as if repeated then by reference to the then existing circumstances;

17.      INFORMATION

         The Borrower undertakes that, so long as any sum remains to be lent or remains payable under this Agreement or any of the Security Documents:-

         (1) Preparation of Accounts: it will ensure that all accounts are prepared in such manner that they will:-

                  (a) include such financial statements as are required by the laws of Singapore and, save as stated in the notes thereto, were prepared, audited, examined, reported on and approved in accordance with accounting principles and practices generally accepted in Singapore and consistently applied and in accordance with the laws of Singapore and its Memorandum and Articles of Association;

                  (b) together with those notes, give a true and fair view of its state of affairs and financial condition and operations (or, in the case of consolidated accounts, the consolidated state of affairs and financial condition and operations of the Borrower and its subsidiaries) as at that date and for the financial year then ended; and

                  (c) together with those notes and to the extent required by accounting principles, standards and practices generally accepted in Singapore, disclose or reserve against all liabilities (contingent or otherwise) of the relevant person(s) as at that date and all material, unrealised or anticipated losses from any commitment entered into by the relevant person(s) and which existed on that date;

         (2) Audited Accounts: as soon as available and in any event within 180 days after the end of each of its financial years (beginning with the current one), it will deliver to the Bank copies of its annual report and audited accounts (both consolidated and unconsolidated) as at the end of and for that financial year, together with copies of the related reports and approvals referred to in sub-paragraph 1(a) above;

         (3) Quarterly Information: as soon as available and in any event within 30 days after the end of each quarter of each of its financial years (beginning with the current one), it will deliver to the Bank copies of its unaudited profit and loss accounts and balance sheet (both consolidated and unconsolidated) and trade debtors' and trade creditors' ageing as at the end of and for that quarter;

         (4) Litigation: it will promptly deliver to the Bank details of any litigation, arbitration or administrative proceeding which, if to its knowledge had been current, pending or threatened at the date of this Agreement, would have rendered the representation and warranty in Clause 16(10) incorrect;

         (5)      Winding-up: it will promptly notify the Bank of:-

                  (a) the giving of any notice to convene a general meeting of it for the passing of a resolution for its winding-up;

                  (b) the filing of any application to place it under judicial management; and

                  (c)      the filing of any petition for its winding-up,

                  and any verbal notification so given by it shall be confirmed in writing within

20


                  24 hours thereof;

         (6) Events of Default: it will notify the Bank of the occurrence of any Event of Default or Potential Event of Default (and of any action taken or proposed to be taken to remedy it) promptly after becoming aware of it. With each financial statement delivered by it under paragraph (2) or (3), and promptly after any request made by the Bank from time to time, it will deliver to the Bank a certificate signed on its behalf by such person as may be acceptable to the Bank for that purpose confirming that, so far as it is aware and (if applicable) except as previously notified to the Bank or waived in accordance with Clause 26(B), no Event of Default or Potential Event of Default has occurred or (as the case may be) setting out details of any which has occurred and has not been so notified and of which it is aware and of any action taken or proposed to be taken to remedy it;

         (7) Valuation: it will from time to time upon the request of the Bank deliver or procure the delivery to the Bank of a valuation of the Property, the Equipment and/or the New Equipment, carried out at its own costs and expense, and specifying the current open market value of the Property, the Equipment and/or the New Equipment for the time being after the date of this Agreement, by independent professional valuers acceptable to the Bank in accordance with the standards and practices for the time being accepted in the professional valuer's profession and on such basis as the Bank may stipulate, such valuation to be dated not earlier than 14 days prior to the date of delivery; and

         (8)      Other Information: it will:-

                  (a) promptly deliver to the Bank, such other information (other than information of a proprietary nature) relating to the financial condition, operations or business of it or any of its subsidiaries as the Bank may from time to time reasonably require;

                  (b) promptly deliver to the Bank such information relating to the Project or the Property as the Bank may from time to time reasonably require; and

                  (c) from time to time at the request of the Bank allow representatives from the Economic Development Board and/or the Singapore Productivity and Standards Board to have access to and make copies of all records, accounts and statements of the Borrower relating to the Facilities as the Economic Development Board and/or the Singapore Productivity and Standards Board may require (and for such purpose, to allow representatives from the Economic Development Board and/or the Singapore Productivity and Standards Board to enter into any land or premises of the Borrower (including, without limitation, any part of the Property)).


18.      UNDERTAKINGS

(A) By Borrower: The Borrower undertakes that, so long as any sum remains to be lent or remains payable under this Agreement or any of the Security Documents:-

         (1) Ranking of Obligations: its payment obligations under this Agreement rank and will at all times rank at least equally and rateably in all respects with all its other unsecured indebtedness except for such indebtedness as would, by virtue only of the law in force in Singapore, be preferred in the event of its winding-up;

         (2) Negative Pledge: it will not, and will ensure that none of its subsidiaries will, factor any of their respective account receivables and/or create or have outstanding any security on or over their respective assets, except for:-

21



                  (a) liens arising solely by operation of law (or by an agreement evidencing the same) in the ordinary course of its business in respect of indebtedness which either (i) has been due for less than seven days or
                           (ii) is being contested in good faith and by appropriate means;

                  (b) the security created by the Security Documents to which it is a party; and

                  (c) any other security created or outstanding with the prior consent in writing of the Bank (such consent not to be unreasonably withheld);

         (3) Disposals: it will not, and will ensure that none of its subsidiaries will, (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time) sell, transfer, lease out, lend or otherwise dispose of (whether outright, by a sale-and-repurchase or sale-and-leaseback arrangement, or otherwise) all or any part of its assets except for:-

                  (a)      disposals in the ordinary course of business; and

                  (b) any disposal which the Bank shall have agreed shall not be taken into account;

         (4) Change of Business: it will ensure that there is no material change in the nature of its business, or the business of itself and its subsidiaries taken as a whole (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise);

         (5) Memorandum and Articles of Association: it will not, without the prior consent in writing of the Bank (such consent not to be unreasonably withheld), amend or alter any of the provisions of its Memorandum and Articles of Association relating to its borrowing powers or principal objects;


         (6) Reorganisation: it will not, without the prior consent in writing of the Bank (such consent not to be unreasonably withheld), undertake or permit any reorganisation, amalgamation, reconstruction, takeover or any other schemes of compromise or arrangement affecting its present constitution;


         (7)      Insurances: it will:-

                  (a) at all times effect and maintain or caused to be effected and maintained with Keppel Insurance Pte Ltd or any other insurers or underwriters approved by the Bank in writing from time to time insurances against such risks and liabilities customary for businesses similar to its business as the Bank may from time to time reasonably require and in amounts and on terms satisfactory to the Bank, including but not limited to insurances over the Project against loss and damage by fire, explosion, aircraft and other aerial devices and articles dropped therefrom, storm, tempest, flooding, burst pipes and tanks, subsidence, malicious damage and such other risks as the Bank may from time to time reasonably require to the full reinstatement value of the Project (which shall not be less than any amount in that behalf which the Bank may from time to time notify to it) together with additional amounts estimated as sufficient to cover architects', surveyors' and other professional fees and the costs of demolition and debris removal and will give such information to the Bank regarding such insurances as the Bank may from time to time reasonably require; and

                  (b) punctually pay or procure to be paid all premiums and deliver or procure to be

22



                           delivered receipts therefor to the Bank.

                           Each of such insurances shall:-

                           (i) be taken out in the joint names of it and the Bank or be noted, by indorsement on such insurances (in such form as may be acceptable to the Bank), with the interest of the Bank;

                           (ii)     name the Bank as loss payee or beneficiary;

                           (iii) acknowledge that it is the sole party liable to pay the premiums in respect thereof;

                           (iv) provide for the insurers or underwriters to give to the Bank at least 30 days' prior notice of cancellation by reason of non-payment of calls, premiums or otherwise and allow the Bank an opportunity of paying such calls or premiums which may be in default;

                           (v) provide that they may not be altered or amended without the prior consent in writing of the Bank;

                           (vi) acknowledge that all proceeds shall, irrespective of any other provisions therein contained, be paid to the Bank without deduction, set-off or counterclaim in respect of any outstanding premiums or calls on it; and

                           (vii) be in all other respects in form and substance acceptable to the Bank.

                  Each of such insurances shall also contain a loss payee and notice of cancellation clause, a notice of assignment signed in accordance with the relevant policy rules and such other terms and conditions as the Bank may require, all such provisions to be in form acceptable to the Bank;

         (8) Property: it will not dispose or part with possession of, or agree (conditionally or unconditionally) or attempt to dispose or part with possession of, any of its interest in the Property;

         (9) Subordinated Loans: it will procure that at all times its indebtedness ("Subordinated Obligations") in respect of borrowed moneys (whether of principal, interest, fee or otherwise) which are or at any time may be or become due from or owing to its shareholders (or any of them) or for which it may be under liability to its shareholders (or any of them), whether actually or contingently, and the respective rights and claims of its shareholders in relation to such indebtedness are subordinated to its obligations ("Senior Obligations") under or in connection with this Agreement or any of the Security Documents and to the respective rights and claims of the Bank under or in connection with this Agreement or any of the Security Documents and it will not make or purport to make any payment, whether in cash or in kind, to any of its directors and/or any of its shareholders on account of the Subordinated Obligations;

         (10) Dividends: it will not, without the prior consent in writing of the Bank, declare, distribute or pay any dividend or make any other distribution to its shareholders for any of its financial years;

         (11) Positive Net Worth: it will maintain a positive net worth at all times (and for the purpose of this paragraph (11), the expression "net worth" shall exclude (a) the amounts standing to the credit of the capital and revenue reserves of the relevant company and (b) the amount standing to the credit of the revaluation account of the relevant company);

         (12) Other Banking Transactions: it will channel/conduct through the Bank all banking

23



                  transactions (including foreign exchange) involving goods financed out of proceeds of the Facilities unless otherwise agreed by the Bank;

         (13) Further Assurance: it will from time to time on request by the Bank do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Bank may reasonably consider necessary for giving full effect to this Agreement and the Security Documents or securing to the Bank the full benefits of all rights, powers and remedies conferred upon the Bank in this Agreement and the Security Documents; and

         (14) No Defects: there will be no risk of a material change in its business by virtue of any inability or defect in its equipment and systems (including computer and software) utilised by it and persons material to its business which process, generate or utilise data (including date data) or are reliant on any data for proper operation and which would prevent such equipment and systems from properly processing, generating or utilising data and it will ensure that its business will not be affected by such inability or defect.

(B) Special Consultant: In the event that, in the opinion of the Bank, circumstances have arisen which gives reasonable cause for concern that the Borrower may not be able to meet its obligations under this Agreement, the Borrower will, notwithstanding that an Event of Default has not occurred, forthwith upon any request by the Bank, appoint a special consultant (who may be an accountant, lawyer, banker, engineer or any other person which the Bank considers suitably qualified to be a special consultant) (the "Special Consultant") nominated by the Bank. If the Special Consultant nominated by the Bank is not so appointed by the Borrower within 14 days of the Bank's request to appoint a Special Consultant, the Bank may at its absolute discretion make such appointment on the Borrower's behalf. The Special Consultant so appointed shall be the agent of the Borrower and the Borrower shall be solely responsible for his acts, defaults and remuneration. The Special Consultant shall have the following functions:-

         (1) to carry out an audit of the accounts of the Borrower and report the outcome of such audit to the Bank;

         (2) to verify and submit to the Bank a list of the Borrower's account receivables;

         (3) to verify and submit to the Bank a list of the Borrower's creditors; and

         (4) to render such advisory services with respect to the financial affairs of the Borrower as the Bank may specify in its request to the Borrower to appoint the Special Consultant.

19.      EVENTS OF DEFAULT

(A)      Events of Default: The following are Events of Default:-

         (1) Non-Payment: (a) the Borrower does not pay in the manner provided in this Agreement or any of the Security Documents to which it is a party any sum payable by it when due or (b) any of the Shareholders does not pay any sum payable by it under any of the Security Documents to which it is a party when due;

         (2) Breach of Other Obligations: (a) the Borrower does not perform or comply with any one or more of its obligations (other than the payment obligation of the Borrower referred to in paragraph (1) under this Agreement) or any of the Security Documents to which it is a party or (b) any of the Shareholders does not perform or comply with any one or more of its obligations (other than the payment obligation of that Shareholder referred to in paragraph (1)) under any of the Security Documents to which it is a party;

         (3)      Breach of Warranty: any representation, warranty or statement
                  (a) by the Borrower in this Agreement or any of the Security Documents to which it is a party or in any

24



                  document delivered under this Agreement or any of the Security Documents to which it is a party, or (b) by any of the Shareholders in any of the Security Documents to which it is a party or in any document delivered under any of the Security Documents to which it is a party, is not complied with or is or proves to have been incorrect when made or deemed repeated;

         (4) Cross Default: any other indebtedness of the Borrower or any of its subsidiaries in respect of borrowed money is or is declared to be or is capable of being rendered due and payable before its normal maturity by reason of any actual or potential default, event of default or the like (however described) or is not paid when due or, as a result of any actual or potential default, event of default or the like (however described), any facility relating to any such indebtedness is or is declared to be or is capable of being cancelled or terminated before its normal expiry date or any person otherwise entitled to use any such facility is not so entitled;

         (5) Insolvency: the Borrower or any of its subsidiaries or any Shareholder is (or is, or could be, deemed by law or a court to be) insolvent or unable to pay its or his debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its indebtedness, begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its indebtedness (or of any part of its indebtedness which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the indebtedness of the Borrower or any of its subsidiaries or any of the Shareholders;

         (6) Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the assets of the Borrower or any of its subsidiaries or any of the Shareholders;

         (7) Security Enforceable: any security on or over the assets of the Borrower or any of its subsidiaries or any of the Shareholders become enforceable;

         (8) Winding-up: any step is taken by any person with a view to the winding-up of the Borrower or any of its subsidiaries or any of the Shareholders (except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Bank before that step is taken) or for the appointment of a liquidator (including a provisional liquidator), receiver, judicial manager, trustee, administrator, agent or similar officer of the Borrower or any of its subsidiaries or any of the Shareholders or over any part of the assets of the Borrower or any of its subsidiaries or any of the Shareholders;

         (9) Cessation of Business: the Borrower or any of its subsidiaries or any of the Shareholders ceases or threatens to cease to carry on all or a substantial part of its business;

         (10) Nationalisation: any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of any part of the assets of the Borrower or any of its subsidiaries or any of the Shareholders and, in the opinion of the Bank, such event has or could have a material adverse effect on the borrower or, as the case may be, that Shareholder;

         (11) Consents: any action, condition or thing (including the obtaining of any necessary consent) at any time required to be taken, fulfilled or done for any of the purposes stated in Clause 16(3) is not taken, fulfilled or done, or any such consent ceases to be in full force and effect without modification, or any condition in or relating to any such consent is not complied with (unless that consent or condition is no longer required or applicable);

         (12) Illegality: it is or will become unlawful (a) for the Borrower to perform or comply with any

25



                  one or more of its obligations under this Agreement or any of the Security Documents to which it is a party or (b) for any of the Shareholders to perform or comply with any one or more of its obligations under any of the Security Documents to which it is a party;

         (13) Cessation: this Agreement or any of the Security Documents to which the Borrower is a party ceases for any reason (or is claimed by the Borrower not) to be the legal and valid obligations of the Borrower, binding upon it in accordance with its terms, or any of the Security Documents to which any of the Shareholders is a party ceases for any reason to be (or is claimed by that Shareholder not to be) the legal and valid obligations of that Shareholder, binding upon it in accordance with its terms;

         (14) Litigation: any litigation, arbitration or administrative proceeding is current or pending to restrain the exercise of any of the rights and/or the performance or enforcement of or compliance with any of the obligations (a) of the Borrower under this Agreement or any of the Security Documents to which the Borrower is a party or (b) of any of the Shareholders under any of the Security Documents to which it is a party;

         (15) Business in Jeopardy: in the opinion of the Bank (a) the business of the Borrower or any of its subsidiaries or any of the Shareholders is in jeopardy and/or (b) the management of the Borrower or any of its subsidiaries or any of the Shareholders as at the date of this Agreement is wholly or substantially displaced or the authority of the Borrower or any of its subsidiaries or any of the Shareholders in the conduct of its business is wholly or partially curtailed;

         (16) Eligibility under LEFS/ELEFS/SIR: the Borrower ceases for any reason to meet the eligibility criteria stipulated from time to time by the Economic Development Board and/or the Singapore Productivity and Standards Board for assistance under the Local Enterprise Finance Scheme, the Extended Local Enterprise Finance Scheme and/or the Special Interest Rate Incentive Scheme;

         (17) Property: the Property, or any part of the Property, is compulsorily acquired, confiscated, nationalised or expropriated or damaged to an extent which, in the reasonable opinion of the Bank, renders it impossible or impracticable to reinstate it within any reasonable period specified by the Bank or destroyed or is compulsorily acquired, confiscated, nationalised or expropriated;

         (18) Security Documents: any of the Security Documents for any reason ceases to apply to the Secured Debt (as defined in such Security Document) or any of the Security Documents is in jeopardy;

         (19) Analogous Event: any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events mentioned in paragraphs (5), (6), (8) or
                  (10); and

         (20) Material Adverse Change: any event occurs or circumstances arise which the Bank reasonably determines give(s) reasonable grounds for believing that the Borrower may not (or may be unable to) perform or comply with any one or more of its obligations under this Agreement or any of the Security Documents to which it is a party or any of the Shareholders may not (or may be unable to) perform or comply with any one or more of its obligations under any of the Security Documents to which it is a party.

(B) Cancellation/Acceleration: If at any time and for any reason (and whether within or beyond the control of any party to this Agreement) any Event of Default has occurred then at any time thereafter, whether or not any Event of Default is continuing, the Bank may by notice to the Borrower:-

         (1) declare the Commitments to be cancelled, whereupon they shall be so cancelled; and/or

26



         (2) declare all Advances and the Overdraft to be immediately due and payable, whereupon they shall become so due and payable; and/or

         (3) declare all unpaid accrued interest or fees and any other sums then payable to the Bank to be immediately due and payable, whereupon they shall become so due and payable.

20.      DEFAULT INTEREST

(A) Interest on Overdue Sums: If the Borrower does not pay any sum payable under this Agreement (including, without limitation, any sum payable under this Clause) within 7 days after its due date, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Bank (both before and after judgment) in accordance with this Clause.

(B) Default Interest Periods and Rates: Interest under this sub-Clause (A) shall be payable by reference to successive Interest Periods, each of which (other than the first, which shall begin on the due date) shall begin on the last day of the previous one. Each such Interest Period shall be of one month or such other period as the Bank may from time to time select and interest shall accrue and be payable on an overdue sum for all or any part of a particular Interest Period relating to that overdue sum at the rate per annum (as determined by the Bank) equal to the sum of four point five per cent., above the Prime Lending Rate of the Bank prevailing from time to time during that Interest Period (or at such other rate or rates as the Bank may from time to time notify to the Borrower), except that if the overdue sum is of principal of an Advance and becomes due otherwise than on an Interest Payment Date relating to that Advance, the first Interest Period applicable to that overdue sum shall end on that Interest Payment Date.

(C) Notification of Interest Rates: The Bank shall promptly notify the Borrower of each rate of interest determined in accordance with sub-Clause (B).

(D) Payment and Compounding of Default Interest: (1) On the last day of each Interest Period, the Borrower shall pay the unpaid interest accrued during that Interest Period on the overdue sum to which it relates at the rate(s) applicable for that Interest Period.

         (2) Interest accrued under this Clause on an overdue sum shall be due on demand by the bank but, if not previously demanded, shall be paid when due in accordance with paragraph (1). If not paid when due, the interest shall be added to that overdue sum and itself bear interest accordingly.

21.      INDEMNITIES

(A) Miscellaneous Indemnities: The Borrower shall on demand indemnify the Bank against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of:-

         (1) an Advance not being made by reason of non-fulfilment of any of the conditions in Clause 4(A), 4(B) or 4(C) or the Borrower purporting to revoke a notice requesting an Advance;

         (2) a Drawing not being made by reason of non-fulfilment of any of the conditions in Clause 8(B) or the Borrower purporting to revoke a notice requesting a Drawing;

         (3) the occurrence or continuance of any Event of Default or Potential Event of Default;

         (4)      the accelerated repayment of the Overdraft under Clause
                  19(B)(2); or

         (5) the receipt or recovery by the Bank of all or any part of an Advance otherwise than on the last day of an Interest Period relating to that Advance.

27



(B) Broken Funding Costs: In the case of sub-Clauses (A)(1) and (A)(5) above, the amount payable shall in any event include the amount (if any) by which:-

         (1) the amount of interest which the Bank is able to obtain by placing an amount equal to the relevant Advance or overdue sum on deposit in the Singapore inter-bank market, for the remainder of the relevant Interest Period, as soon as reasonably practicable after it becomes aware that the relevant Advance is not being made or (as the case may be) of the relevant receipt or recovery, is less than:-

         (2) the amount of interest which, in accordance with the expressed terms of this Agreement, would otherwise be payable to the Bank on that Advance for its first Interest Period or (as the case may be) on the relevant amount so received or recovered for the remainder of the relevant Interest Period.

(C) Currency Indemnity: (1) Any amount received or recovered (whether as a result of, or of the enforcement of, a judgement or order of a court of any jurisdiction, in the winding-up of the Borrower or otherwise) by the Bank in respect of any sum expressed to be due to it from the Borrower under this Agreement in a currency (such currency being referred to as the "Relevant Currency") other than the currency in which the sum is expressed to be due under this Agreement) (such currency being referred to as the "Currency of Account") shall only constitute a discharge to the Borrower to the extent of the amount in the Currency of Account which the Bank is able, in accordance with its usual practice, to purchase with the amount so received or recovered in the Relevant Currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

         (2) If that amount in the Currency of Account is less than the amount in the Currency of Account expressed to be due to the Bank under this Agreement, the Borrower shall indemnify it against any loss sustained by it as a result. In any event, the Borrower shall indemnify the Bank against the cost of making any such purchase. For the purpose of this sub-Clause (C), it will be sufficient for the Bank to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

(D) Indemnities separate: Each of the indemnities in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Bank and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

(E) Continuation of Certain Obligations: The obligations of the Borrower under or in respect of Clauses 13, 14(B), 20, 21, 22 and 23 shall continue even after all the Commitments have terminated and all the Advances and the Overdraft have been repaid or repaid.


22.      SET-OFF

         The Borrower authorises the Bank to apply (without prior notice) any credit balance (whether or not then due) to which it is at any time beneficially entitled on any account at, any sum held to its order and/or any liability of, any office of the Bank (whether in or outside Singapore) in or towards satisfaction of any obligations of the Borrower to the Bank (whether actual or contingent, liquidated or unliquidated, alone or jointly with any other person) and, for that purpose, to convert one currency into another (but so that nothing in this Clause shall be effective to create a charge). The Bank shall not be obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at

28



any time otherwise entitled (whether by operation of law, contract or otherwise).


23.      EXPENSES AND STAMP DUTY

         Whether or not any Advance is made and/or any Drawing is made under this Agreement, the Borrower shall pay:-

         (1) on demand, all costs and expenses (including legal fees and all goods and services, value added and other duties or taxes payable on such costs and expenses) incurred by the Bank in connection with the preparation, negotiation or entry into of this Agreement and the Security Documents and/or any amendment of, supplement to or waiver in respect of this Agreement and/or the Security Documents;

         (2) on demand, all costs and expenses (including legal fees on a full indemnity basis and all goods and services, value added and other duties or taxes payable on such costs and expenses) incurred by the bank in protecting or enforcing any rights under this Agreement and the Security Documents and/or any such amendment, supplement or waiver; and

         (3) promptly, and in any event before any interest or penalty becomes payable, any goods and services, value added, stamp, documentary, registration or similar duty or tax payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of this Agreement and the Security Documents and/or any such amendment, supplement or waiver, and shall indemnify the Bank against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax.

24.      CALCULATIONS AND EVIDENCE


(A) Basis of Calculation: All interest (including default interest) and commitment fee shall accrue from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

(B) Loan Accounts: The entries made in the accounts maintained by the Bank in accordance with its usual practice shall be prima facie evidence of the existence and amounts of the obligations of the Borrower recorded in them.

(C) Certificate Conclusive: A certificate by the Bank as to any sum payable to it under this Agreement, and any other certificate, determination, notification, opinion or the like of the Bank provided for in this Agreement, shall be conclusive save for manifest error.

25.      ASSIGNMENT

(A) Benefit and Burden of Agreement: This Agreement shall benefit and be binding on the parties, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this Agreement. Any reference in this Agreement to any party shall be construed accordingly.

(B) Borrower: The Borrower may not assign or transfer all or part of its rights or obligations under this Agreement.

(C) Bank: The Bank may at any time assign all or part of its rights or transfer all or part of its obligations under this Agreement without the consent of the Borrower. Any such assignee or transferee shall be and be treated as a party for all purposes of this Agreement and shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

29



(D) Disclosure of Information: The Bank may disclose to any party to this Agreement, any of the Shareholders, the Economic Development Board or the Singapore Productivity and Standards Board or to an actual or potential assignee, sub-participant or the like such information about the Borrower or any other person as it may think fit.

26.      REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

(A) No Implied Waivers: No failure on the part of the Bank to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

(B) Amendments, Waivers and Consents: Any provision of this Agreement may be amended or supplemented only if the Borrower and the Bank so agree in writing and any Event of Default, Potential Event of Default, provision or breach of any provision of this Agreement may be waived before or after it occurs only if the Bank so agrees in writing. Any consent by the Bank under any provision of this Agreement must also be in writing. Any such waiver or consent may be given subject to any conditions thought fit by the Bank and shall be effective only in the instance and for the purpose for which it is given.

27.      COMMUNICATIONS

(A) Addresses: Each communication under this Agreement shall be made by fax (followed by a copy by post, provided that failure to receive such copy shall not invalidate the fax transmission) or otherwise in writing. Each communication or document to be delivered to either party under this Agreement shall be sent to that party at the fax number or address, and marked for the attention of the person (if any), from time to time designated by that party to the other party for the purpose of this Agreement. The initial fax number, address and person (if any) so designated by each party are set out under its name at the end of this Agreement.

(B) Deemed Delivery: Any communication from the Borrower shall be irrevocable and shall not be effective until received by the Bank. Any other communication from one party to the other party shall be deemed to be received by such other party (if sent by fax) on the day of despatch or (in any other case) when left at the address required by sub-Clause (A) or within two (2) days after being sent by prepaid registered post addressed to it at that address.

28.      PARTIAL INVALIDITY

         The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

29.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

30


                                S C H E D U L E 1


                              CONDITIONS PRECEDENT

1.       A certified copy of each of:-

         (1)      the certificate of incorporation of the Borrower;

         (2)      the Memorandum and Articles of Association of the Borrower;

         (3)      the certificate of incorporation of each of the Shareholders;
                  and

         (4) the Memorandum and Articles of Association of each of the Shareholders.

2. A copy, certified true by an authorised officer of the Borrower as being in full force and effect on the date thereof, of:-

         (1) all actions required to be taken by the Borrower (a) authorising the entry into of this Agreement and the Security Documents to which it is a party and (b) authorising appropriate persons to execute and deliver this Agreement and the Security Documents to which it is a party on its behalf and to take any action contemplated in this Agreement and the Security Documents to which it is a party; and

         (2) all necessary consents required by the Borrower for the execution, delivery and performance of this Agreement and the Security Documents to which it is a party or, if no such consents are necessary, a certificate to that effect from a person duly authorised by the Borrower so to certify.

3. Specimen signatures of the respective persons referred to in paragraph 2 above, duly certified by an authorised officer of the Borrower, together with certificates of incumbency, also duly certified, in respect of each such person.

4. A copy, certified true by an authorised officer of each of the Shareholders as being in full force and effect on the date thereof, of:-

         (1) all actions required to be taken by that Shareholder (a) authorising the entry into of the Security Documents to which it is a party and (b) authorising appropriate persons to execute and deliver the Security Documents to which it is a party on its behalf and to take any action contemplated in the Security Documents to which it is a party; and

         (2) all necessary consents required by that Shareholder for the execution, delivery and performance of the Security Documents to which it is a party or, if no such consents are necessary, a certificate to that effect from a person duly authorised by that Shareholder so to certify.

5. Specimen signatures of the respective persons referred to in paragraph 4 above, duly certified by an authorised officer of that Shareholder, together with certificates of incumbency, also duly certified, in respect of each such person.

6. The Assignment of Agreement for Lease, together with all documents which may be required or necessary for the purposes of perfecting the Assignment of Agreement for Lease, duly executed by the Borrower and the Bank.

31



7. The Debenture, together with all documents which may be required or necessary for the purposes of perfecting the Debenture, duly executed by the Borrower and the Bank.

8. The Mortgage, together with all documents which may be required or necessary for the purposes of perfecting the Mortgage, duly executed in escrow by the Borrower.

9. The SBLC, together with all documents which may be required or necessary for the purposes of perfecting the SBLC, duly issued by PNC Bank National Association in favour of the Bank.

10. The Deed of Subordination, together with all other documents which may be required or necessary for the purposes of perfecting the Deed of Subordination, duly executed by the Shareholders, the Borrower and the Bank.

11.      The Agreement for Lease.

12.      Letter of Awareness duly signed by SEMX Corporation Inc. USA.

13. Forms 33 and 34 in respect of all the security documents, duly executed and lodged with the Registry of Companies, Singapore.

14. Evidence satisfactory to the Bank that the conversion of the 8% unsecured loan notes of S$700,000 from the Shareholders to share capital had been completed by 31 August 2000.

15. Evidence satisfactory to the Bank that the unfinanced portion of the aggregate purchase price of the New Equipment (being the difference between (1) the aggregate purchase price of the New Equipment and (2) the aggregate principal amount of the "C" Term Loan Facility has been paid for by the Borrower or that the Borrower has deposited in a fixed deposit account with the Bank an amount not less than such unfinanced portion and on terms that such deposit shall be earmarked and shall not be withdrawn or dealt with in any way by the Borrower until such unfinanced portion has been fully paid for.

16. A valuation report of the Property (addressed to the Bank) by an independent firm of valuers acceptable to the Bank, stating the current market value of the Property to be not less than $2,900,000.

17. The fire insurance policy and the all risk insurance policy in respect of the Property, the Equipment and the New Equipment respectively have been duly assigned to or endorsed in favour of the Bank as mortgagee and loss payee together with the original policy and premium receipt.

18. Satisfactory evidence that the title to the Property is in order and there are no defects, structural or otherwise, in or affecting the Property and that the Property is acceptable to the Bank (in the Bank's sole and absolute discretion), as security in all respects for the Facilities.

19. Satisfactory replies to all title and legal requisitions in respect of the Property and all other searches that, the Bank may in its sole and absolute discretion require.

20. Satisfactory evidence that the Equipment listed in Appendix F is in order.

21.      Any other documents as may be requested by the Bank.

32


                                S C H E D U L E 2

                         FORM OF REQUEST FOR "A" ADVANCE

To:      Keppel TatLee Bank Limited
         10 Hoe Chiang Road
         Keppel Towers
         Singapore 089315

For the attention of: [name and title of relevant person]

Dear Sirs,

                  INTERNATIONAL SEMICONDUCTOR PRODUCTS PTE LTD
                         $11,950,000 FACILITY AGREEMENT
                       DATED                      , 2000

         We refer to the above Facility Agreement between (1) ourselves, as Borrower, and (2) yourselves, as Bank. Terms defined in the Facility Agreement have the same meaning in this notice.

         We give you notice that we request an "A" Advance to be made to us under the Agreement as follows:-

         (1)      Amount: $

         (2)                           Date of Advance:                    , 20
                                       (or, if that is not a Business Day, the
                                       next succeeding Business Day)

         We confirm that no Event of Default or Potential Event of Default has occurred or will occur as a result of the making of the above Advance. We represent and warrant that the representations and warranties contained in Clause 16 of the Agreement have been complied with and would be correct in all respects if repeated today by reference to the circumstances now existing and we confirm that all the undertakings on our part contained in Clauses 17 and 18 of the Agreement have been fully performed and observed by us.

         You are requested to make the proceeds of this "A" Advance available to us by way of a cashier's order issued in favour of "The Development Bank of Singapore Limited".

         Dated                              , 20     .

                                                     Yours faithfully,
                                                   For and on behalf of
                                               INTERNATIONAL SEMICONDUCTOR
                                                       PRODUCTS PTE LTD


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

33


                                S C H E D U L E 3

                         FORM OF REQUEST FOR "B" ADVANCE

To:      Keppel TatLee Bank Limited
         10 Hoe Chiang Road
         Keppel Towers
         Singapore 089315

For the attention of: [name and title of relevant person]

Dear Sirs,

                  INTERNATIONAL SEMICONDUCTOR PRODUCTS PTE LTD
                         $11,950,000 FACILITY AGREEMENT
                         DATED                   , 2000

         We refer to the above Facility Agreement between (1) ourselves, as Borrower, and (2) yourselves, as Bank. Terms defined in the Facility Agreement have the same meaning in this notice.

         We give you notice that we request a "B" Advance to be made to us under the Agreement as follows:-

         (1)      Amount: $

         (2)                        Date of Advance:                    ,  20
                                    (or, if that is not a Business Day, the next succeeding Business Day)

         We confirm that no Event of Default or Potential Event of Default has occurred or will occur as a result of the making of the above Advance. We represent and warrant that the representations and warranties contained in Clause 16 of the Agreement have been complied with and would be correct in all respects if repeated today by reference to the circumstances now existing and we confirm that all the undertakings on our part contained in Clauses 17 and 18 of the Agreement have been fully performed and observed by us.

         You are requested to make the proceeds of this "B" Advance available to us by way of a cashier's order issued in favour of "The Development Bank of Singapore Limited".

         Dated                              , 20    .

                                               Yours faithfully,
                                             For and on behalf of
                                          INTERNATIONAL SEMICONDUCTOR
                                                PRODUCTS PTE LTD


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                S C H E D U L E 4

                         FORM OF REQUEST FOR "C" ADVANCE

To:      Keppel TatLee Bank Limited
         10 Hoe Chiang Road
         Keppel Towers

34


         Singapore 089315

For the attention of: [name and title of relevant person]

Dear Sirs,

                  INTERNATIONAL SEMICONDUCTOR PRODUCTS PTE LTD
                         $11,950,000 FACILITY AGREEMENT
                         DATED                   , 2000

         We refer to the above Facility Agreement between (1) ourselves, as Borrower, and (2) yourselves, as Bank. Terms defined in the Facility Agreement have the same meaning in this notice.

         We give you notice that we request a "C" Advance to be made to us under the Agreement as follows:-

         (1)      Amount: $

         (2)                        Date of Advance:                      ,  20
                                    (or, if that is not a Business Day, the next succeeding Business Day)

         We confirm that no Event of Default or Potential Event of Default has occurred or will occur as a result of the making of the above Advance. We represent and warrant that the representations and warranties contained in Clause 16 of the Agreement have been complied with and would be correct in all respects if repeated today by reference to the circumstances now existing and we confirm that all the undertakings on our part contained in Clauses 17 and 18 of the Agreement have been fully performed and observed by us.

         You are requested to make the proceeds of this "C" Advance available to us by credit to [set out the details of the account of the supplier of the New Equipment].

         Dated                              , 20   .

                                                     Yours faithfully,
                                                   For and on behalf of
                                                 INTERNATIONAL SEMICONDUCTOR
                                                      PRODUCTS PTE LTD


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------
                                   APPENDIX A

                    FORM OF ASSIGNMENT OF AGREEMENT FOR LEASE

35










                                   APPENDIX B

                                FORM OF MORTGAGE

36







                                   APPENDIX C

                                FORM OF DEBENTURE

37




                                   APPENDIX D

                           FORM OF LETTER OF AWARENESS

38









                                   APPENDIX E

                           FORM OF SUBORDINATION DEED

39









                                   APPENDIX F

                                FORM OF EQUIPMENT

40



                  I N W I T N E S S W H E R E O F this Agreement has been entered into on the date stated at the beginning of this Agreement.



The Borrower


The Common Seal of                 )
INTERNATIONAL SEMICONDUCTOR        )
PRODUCTS PTE LTD                   )
was hereunto affixed               )
in the presence of:-               )



                                    Director



                                    Director/Secretary


INTERNATIONAL SEMICONDUCTOR PRODUCTS PTE LTD
12 Joo Koon Crescent
Singapore 629013


Fax Number: 863 1700
Attention: Dr Freddy Goh / Ms Ivy Yeo




                  I,                             , an Advocate and Solicitor of
the Supreme Court of the Republic of Singapore practising in Singapore hereby certify that on , 2000 the Common Seal of INTERNATIONAL SEMICONDUCTOR PRODUCTS PTE LTD was duly affixed to the above Agreement at Singapore in accordance with the Articles of Association of INTERNATIONAL SEMICONDUCTOR PRODUCTS PTE LTD (which Articles of Association have been produced and shown to me).

                  Witness my hand this                             , 2000.

41



The Bank

Signed, Sealed and Delivered by             )
as the attorney of and for                  )
and on behalf of                            )
KEPPEL TATLEE BANK LIMITED                  )
in the presence of:-                        )



KEPPEL TATLEE BANK LIMITED
10 Hoe Chiang Road
Keppel Towers
Singapore 089315.


Fax Number: 222 5572
Attention: Ms Jacqueline Chiang / Ms Tan Li Peng
              Corporate Banking Department